Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-47848) of Moody’s Corporation of our report dated June 28, 2005 relating to the financial statements of the Profit Participation Plan of Moody’s Corporation, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
June 27, 2005

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